Investors: Conor McNamara +1.858.291.6421 ir@illumina.com

Media: Christine Douglass pr@illumina.com

Illumina Reports Financial Results for Second Quarter of Fiscal Year 2026

San Diego, July 30, 2026 /PRNewswire/ -- Illumina, Inc. (Nasdaq: ILMN) (“Illumina” or the “company”) today announced its financial results for the second quarter of fiscal year 2026.

Second quarter 2026 results
•Revenue of $1.16 billion for Q2 2026, up 9.5% from Q2 2025 and up 8.1% excluding the impacts of currency, acquisitions, and China (“ROW1 organic revenue growth”)
•GAAP operating margin of 21.1% and non-GAAP operating margin of 22.5%
•GAAP diluted EPS of $1.35 and non-GAAP diluted EPS of $1.31

“Illumina delivered strong results during the second quarter. Momentum continued to build through the first half of 2026, as our technology is enabling clinical customers to expand sequencing-intensive applications. Based on this performance, we are increasing our revenue and earnings guidance for the year,” said Jacob Thaysen, Chief Executive Officer of Illumina. “Demand for NovaSeq X remains high as we expand our workflow and multiomics capabilities, broadening the value of Illumina’s ecosystem.”

Fiscal year 2026 guidance
For fiscal year 2026, we now expect:
•Total revenue of $4.60-$4.64 billion, versus prior guidance of $4.52-$4.62 billion
•ROW organic revenue growth greater than 5%, versus prior guidance of 2%-4%
•Non-GAAP operating margin of 23.4%-23.6%, unchanged from prior guidance
•Non-GAAP diluted EPS of $5.30-$5.40, versus prior guidance of $5.15-$5.30

Second quarter results

	GAAP		Non-GAAP (a)
Dollars in millions, except per share amounts	Q2 2026	Q2 2025	Q2 2026	Q2 2025
Revenue	$1,159	$1,059	$1,159	$1,059
Gross margin	66.4%	65.6%	68.2%	69.4%
Operating profit	$245	$214	$260	$252
Operating margin	21.1%	20.2%	22.5%	23.8%
Diluted EPS	$1.35	$1.49	$1.31	$1.19

(a)See tables in “Results of Operations - Non-GAAP” section below for GAAP and non-GAAP reconciliations.

Capital expenditures for free cash flow purposes were $39 million for Q2 2026. Cash flow provided by operations was $201 million, compared to $234 million in the prior year period. Free cash flow (cash flow provided by operations less capital expenditures) was $162 million for the quarter, compared to $204 million in the prior year period. Depreciation and amortization expense was $70 million for Q2 2026. At the close of the quarter, the company held $1.17 billion in cash, cash equivalents and short-term investments.
1 ROW = rest-of-world, excluding Greater China region due to our inclusion on China’s Unreliable Entities List

Conference call information
The conference call will begin at 1:30 pm Pacific Time (4:30 pm Eastern Time) on Thursday, July 30, 2026. Interested parties may access the live webcast via the Investor Info section of Illumina’s website or directly through the following link - https://illumina-earnings-call-q2-2026.open-exchange.net/. To ensure timely connection, please join at least ten minutes before the scheduled start of the call. A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures
The company reports non-GAAP results for diluted earnings per share, gross margin, operating margin, and free cash flow, among others, in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets, among others, that are listed in the reconciliations of GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Non-GAAP operating margin and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in this release.

The company provides forward-looking guidance on a non-GAAP basis. The company is unable to provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP reported financial measures because it is unable to predict with reasonable certainty the impact of items such as acquisition-related costs, fair value adjustments to contingent consideration, gains and losses from strategic investments, asset impairments, restructuring activities, and the ultimate outcome of pending litigation, among others, without unreasonable effort. These items are uncertain, inherently difficult to predict, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, the company is unable to address the significance of the unavailable information, which could be material to future results.

Use of forward-looking statements
This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) changes in the rate of growth in the markets we serve, including the proteomics market; (ii) the volume, timing and mix of customer orders among our products and services; (iii) our ability to adjust our operating expenses to align with our revenue expectations; (iv) our ability to successfully integrate SomaLogic, Inc. and certain other assets we acquired from Standard BioTools Inc. (the SomaLogic Business) into our existing operations and the SomaLogic Business’ technology and products into our portfolio; (v) our ability to successfully manage partner and customer relationships in the proteomics market; (vi) uncertainty regarding the impact of our inclusion on the “unreliable entities list” by regulatory authorities in China; (vii) uncertainty regarding tariffs imposed or threatened by the U.S. government and its trading partners, related court proceedings or administrative actions (including potential refund or relief programs), and other possible tariffs or trade protection measures and our efforts to mitigate the impact of such tariffs; (viii) our ability to manufacture robust instrumentation and consumables, including the SomaLogic Business’ products; (ix) the success of products and services competitive with our own; (x) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (xi) the impact of recently launched or pre-announced products and services on existing products and services; (xii) our ability to modify our business strategies to accomplish our desired operational goals; (xiii) our ability to realize the anticipated benefits from prior or future actions to streamline and improve our R&D processes, reduce our operating expenses and maximize our revenue growth; (xiv) our ability to further develop and commercialize our instruments, consumables, and products; (xv) our ability to deploy new products, services, and applications, and to expand the markets for our technology platforms; (xvi) the risk of additional litigation arising against us in connection with the GRAIL acquisition; (xvii) our ability to obtain approval by third-party payors to reimburse patients for our products; (xviii) our ability to obtain regulatory clearance for our products from government agencies; (xix) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xx) uncertainty, or adverse economic and business conditions, including as a result of slowing or uncertain economic growth or armed conflict; (xxi) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments; and (xxii) legislative, regulatory and economic developments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as a global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical, and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture, and other emerging segments. To learn more, visit www.illumina.com and connect with us on X, Facebook, LinkedIn, Instagram, TikTok, and YouTube.

# # #

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	June 28, 2026	December 28, 2025
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,040	$1,418
Short-term investments	128	215
Accounts receivable, net	764	854
Inventory, net	629	564
Prepaid expenses and other current assets	273	238
Total current assets	2,834	3,289
Property and equipment, net	745	759
Operating lease right-of-use assets	362	370
Goodwill	1,284	1,113
Intangible assets, net	410	210
Deferred tax assets, net	439	454
Other assets	576	449
Total assets	$6,650	$6,644

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$230	$240
Accrued liabilities	848	846
Term debt, current portion	500	499
Total current liabilities	1,578	1,585
Operating lease liabilities	454	486
Term debt	1,491	1,490
Other long-term liabilities	289	360
Stockholders’ equity	2,838	2,723
Total liabilities and stockholders’ equity	$6,650	$6,644

Illumina, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Revenue:
Product revenue	$982	$912	$1,899	$1,793
Service and other revenue	177	147	352	307
Total revenue	1,159	1,059	2,251	2,100
Cost of revenue:
Cost of product revenue	291	276	565	529
Cost of service and other revenue	80	71	160	160
Amortization of acquired intangible assets	18	17	35	33
Total cost of revenue	389	364	760	722
Gross profit	770	695	1,491	1,378
Operating expense:
Research and development	252	247	492	499
Selling, general and administrative	273	234	545	501
Total operating expense	525	481	1,037	1,000
Income from operations	245	214	454	378
Other income (expense), net	15	92	(37)	110
Income before income taxes	260	306	417	488
Provision for income taxes	53	71	77	122
Net income	$207	$235	$340	$366
Earnings per share:
Basic	$1.37	$1.49	$2.24	$2.32
Diluted	$1.35	$1.49	$2.22	$2.31
Shares used in computing earnings per share:
Basic	151	157	152	158
Diluted	153	157	154	158

Illumina, Inc.
Condensed Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Net cash provided by operating activities	$201	$234	$490	$474
Net cash used in investing activities	(121)	(49)	(488)	(112)
Net cash used in financing activities	(129)	(371)	(380)	(566)
Effect of exchange rate changes on cash and cash equivalents	—	7	—	11
Net decrease in cash and cash equivalents	(49)	(179)	(378)	(193)
Cash and cash equivalents, beginning of period	1,089	1,113	1,418	1,127
Cash and cash equivalents, end of period	$1,040	$934	$1,040	$934

Calculation of free cash flow:
Net cash provided by operating activities	$201	$234	$490	$474
Purchases of property and equipment	(39)	(30)	(78)	(62)
Free cash flow (a)	$162	$204	$412	$412

(a)Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(unaudited)

TABLE 1: RECONCILIATION OF REVENUE GROWTH:

	Three Months Ended	Six Months Ended
	June 28, 2026	June 28, 2026
Revenue growth	9.5%	7.2%
Impact of acquisitions	(2.1)%	(1.9)%
Impact of currency exchange rates	(0.9)%	(1.4)%
Organic revenue growth (non-GAAP) (a)	6.5%	3.9%
Impact of China	1.6%	1.9%
ROW organic revenue growth (non-GAAP) (a)	8.1%	5.8%

TABLE 2: RECONCILIATION OF GAAP AND NON-GAAP DILUTED EARNINGS PER SHARE:

	Three Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
GAAP diluted earnings per share	$1.35	$1.49	$2.22	$2.31
Acquisition-related costs (d)	0.07	0.03	0.23	0.11
Transformational initiatives (e)	0.03	0.06	0.06	0.26
Strategic investment (gain) loss, net (f)	(0.15)	(0.65)	0.08	(0.85)
Intangible impairment	—	0.15	—	0.15
Other (g)	—	—	—	0.03
Provision for income taxes (h)	0.01	0.11	(0.13)	0.15
Non-GAAP diluted earnings per share (b)	$1.31	$1.19	$2.46	$2.16

TABLE 3: RECONCILIATION OF GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended				Six Months Ended
(Dollars in millions)	June 28, 2026		June 29, 2025		June 28, 2026		June 29, 2025
GAAP gross profit (c)	$770	66.4%	$695	65.6%	$1,491	66.2%	$1,378	65.6%
Acquisition-related costs (d)	20	1.8%	16	1.5%	43	2.0%	33	1.6%
Transformational initiatives (e)	—	—%	1	0.1%	—	—%	3	0.1%
Intangible impairment	—	—%	23	2.2%	—	—%	23	1.1%
Non-GAAP gross profit (b)	$790	68.2%	$735	69.4%	$1,534	68.2%	$1,437	68.4%

GAAP operating profit	$245	21.1%	$214	20.2%	$454	20.2%	$378	18.0%
Acquisition-related costs (d)	11	1.0%	5	0.5%	35	1.6%	17	0.8%
Transformational initiatives (e)	4	0.4%	10	0.9%	10	0.4%	41	2.0%
Intangible impairment	—	—%	23	2.2%	—	—%	23	1.1%
Other (g)	—	—%	—	—%	—	—%	5	0.2%
Non-GAAP operating profit (b)	$260	22.5%	$252	23.8%	$499	22.2%	$464	22.1%

(a)Organic revenue growth adjusts for the impact from acquisitions and currency movements, which is calculated using comparative prior period foreign exchange rates to translate current period revenue, net of the effects of hedges; Rest of World (ROW) organic revenue growth also adjusts for the impact from our China region.
(b)Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP diluted earnings per share and non-GAAP operating profit exclude the effects of the pro forma adjustments as detailed above. Non-GAAP operating margin and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance.
(c)Reconciling amounts are recorded in cost of revenue.
(d)Amounts for Q2 2026 and YTD 2026 consist primarily of:
•Amortization of intangible assets of $18 million and $35 million (cost of revenue)
•Amortization of inventory fair value step-up for SomaLogic of $2 million and $8 million (cost of revenue)
•Expenses for the SomaLogic and GRAIL acquisitions of $7 million and $22 million (operating expense)
•Net gains on contingent consideration liabilities of ($16) million and ($32) million (operating expense)
Amounts for Q2 2025 and YTD 2025 consist primarily of:
•Amortization of intangible assets of $16 million and $33 million (cost of revenue)
•Expenses for the SomaLogic and GRAIL acquisitions of $9 million and $15 million (operating expense)
•Net gains on contingent consideration liabilities of ($21) million and ($32) million (operating expense)
(e)Amounts for Q2 2026 and YTD 2026 consist primarily of implementation costs to upgrade our ERP system. Amounts for Q2 2025 and YTD 2025 consist primarily of employee severance costs from restructuring activities.
(f)Amounts consist of realized and unrealized gains and losses and impairments on our investments.
(g)Amount consists of $3 million for costs related to board membership changes and $2 million for legal accrual.
(h)Amounts represent the aggregate of the difference between book and tax accounting related to stock-based compensation cost and the tax impact related to non-GAAP adjustments.